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                                                                    EXHIBIT 4.19

                         [FORM LETTER TO STOCKHOLDERS]

                                NTL INCORPORATED
                              110 EAST 59TH STREET
                                   26TH FLOOR
                            NEW YORK, NEW YORK 10022

To Stockholder(s) resident in the United States:

     We are sending you this letter in connection with the grant to all of our stockholders (including you) of transferable rights to purchase shares of our
common stock at a purchase price of $[     ] in cash per share. We have
described the rights and the rights offering in the enclosed prospectus dated
[          ], 2003. Your rights are evidenced by rights certificate(s)
registered in your name(s). You should read the prospectus carefully before deciding whether to exercise or transfer your rights.

     We have enclosed copies of the following documents for your use:

     1.  The prospectus;

     2.  Your rights certificate;

     3. The "Instructions For Completion of Your NTL Incorporated Rights Certificates";

     4. Guidelines for Certification of Taxpayer Identification Number on Form W-9;

     5.  A "Notice of Guaranteed Delivery;" and

     6. A return envelope addressed to Continental Stock Transfer & Trust Company, the subscription agent.

     IF YOU WANT TO EXERCISE YOUR RIGHTS AND PURCHASE SHARES OF OUR COMMON STOCK, YOU MUST SEND THE PROPERLY COMPLETED RIGHTS CERTIFICATE (OR THE NOTICE OF GUARANTEED DELIVERY) TOGETHER WITH THE PURCHASE PRICE FOR THE SHARES YOU HAVE ELECTED TO PURCHASE TO THE SUBSCRIPTION AGENT BEFORE 5:00 P.M., NEW YORK CITY
TIME, ON [          ], 2003, UNLESS WE EXTEND THIS PERIOD. ACCORDINGLY, WE
REQUEST THAT YOU ACT PROMPTLY.

     You may obtain additional copies of the enclosed materials and may request assistance or information from the information agent, D.F. King & Co., Inc. Please call (800) 758-5378.

                                         Very truly yours,

                                         NTL INCORPORATED

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